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                                                           Exhibit 10.2(c)




                    SECOND AMENDMENT TO CREDIT AGREEMENT

                SECOND AMENDMENT, dated as of March 12, 1997 (this "AMENDMENT"), to the Credit Agreement, dated as of March 24, 1995 (the "CREDIT AGREEMENT"), among CALIBER SYSTEM, INC. (formerly ROADWAY SERVICES, INC.), an Ohio corporation (the "BORROWER"), the several banks and other financial institutions parties thereto (the "LENDERS") and THE CHASE MANHATTAN BANK (formerly known as Chemical Bank), a New York banking corporation, as agent (in such capacity, the "AGENT") for the Lenders.

                            W I T N E S S E T H:
                            - - - - - - - - - -

                WHEREAS, the Borrower has requested the Agent and the Lenders to agree to amend certain provisions of the Credit
       Agreement; and

                WHEREAS, the Agent and the Lenders are willing to agree to such amendments, but only on the terms and subject to the conditions set forth in this Amendment;

                NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                1. DEFINITIONS. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined.

                2. AMENDMENTS TO SUBSECTION 1.1. Subsection 1.1 is hereby amended by:

                 (a) deleting the definitions of "Applicable Margin" and "Minimum Consolidated Net Worth" and substituting in lieu of thereof the following:

                "APPLICABLE MARGIN" for any day, with respect to any
            Eurodollar Loan, or with respect to the facility fees and utilization fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "Eurodollar Spread," "Facility Fee Rate" or "Utilization Fee Rate," as the case may be, based upon the ratings by Moody's and S&P, respectively, applicable on such date to the Index
            Debt:

                 "MINIMUM CONSOLIDATED NET WORTH": for the fiscal year
            1996, $600,000,000 and for each fiscal quarter thereafter, the sum of (a) 50% of the Borrower's consolidated net income after dividends for such period (but only if the amount calculated pursuant to this clause (a) is positive) and (b) the Minimum Consolidated Net Worth for the prior period.

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                                                                    2




                                Eurodollar   Facility Fee   Utilization
         Index Debt Ratings:     Spread           Rate        Fee Rate
         -------------------    ----------   ------------   -----------

            Category 1           .15%            .10%         .075%

            Category 2          .235%           .125%         .100%

            Category 3         .3125%          .1875%         .125%

            Category 4           .50%            .25%         .125%



                For purposes of the foregoing, (i) if either Moody's or S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Category 4 and (ii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Margin shall be determined by reference to the rating most recently in effect prior to such change or cessation.

            (b) adding thereto the following definitions in the proper alphabetical order:

            "CATEGORY 1": applies on any day on which the S&P
      Rating of the Index Debt is at least A- and the Moody's rating of the Index Debt is at least A3.

            "CATEGORY 2": applies on any day on which (a) Category 1 does not apply and (b) the S&P rating of the Index Debt is at least BBB+ and the Moody's rating of the Index Debt is at least Baa1.

            "CATEGORY 3": applies on any day on which (a) neither
      Category 1 nor Category 2 applies and (b) the S&P rating of the Index Debt is at least BBB- and the Moody's rating of the Index Debt is at least Baa3.



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         "CATEGORY 4": applies on any day on which neither
   Category 1, Category 2 nor Category 3 applies.

         "EBITDA": for any fiscal period, Net Income or Net Loss, as the case may be, for such fiscal period, after restoring thereto amounts deducted for, without duplication,
   (a) interest expense, (b) taxes based upon net income, (c) depreciation and amortization, (d) other non-cash charges and
   (e) rental expense.

         "INDEX DEBT": senior, unsecured, long-term indebtedness for borrowed money of the Borrower that is not guaranteed by any other Person or subject to any other credit enhancement.

         "MOODY'S": Moody's Investors Service, Inc.

         "NET INCOME" or "NET LOSS": for any fiscal period, the amount which, in conformity with GAAP, would constitute the net income or net loss, as the case may be, of the Borrower and its Subsidiaries for such fiscal period; PROVIDED that Net Income or Net Loss for the Borrower's 1996 fiscal year and for any fiscal period during the Borrower's 1997 fiscal year shall exclude extraordinary, unusual and non-recurring gains and losses relating to the Viking Restructuring (but only to the extent any such losses do not exceed $275,000,000 during the Borrower's 1996 and 1997 fiscal years).

         "S&P": Standard & Poor's.

         "TOTAL DEBT": of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices),
   (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases, (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person and with respect to unpaid reimbursement obligations related to letters of credit issued for the account of such Person, (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (f) the present value (discounted at a rate per annum equal to 8.00%) of the future committed rental payments of such Person under operating leases which would be required in accordance with GAAP to be described in the footnotes to an audited financial statement of such Person prepared as of such date and (g) all Guarantee Obligations of such Person in respect of Total Debt of other Persons (other than any such Guarantee Obligation that would result from a sublease by such Person in any case where the obligations of such Person under such sublease would not be required in accordance with GAAP to be described in the footnotes to an audited financial statement of such Person prepared as of such date).


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                 "VIKING RESTRUCTURING": the sale or liquidation of the
            business of Viking Freight Systems other than the Western Division thereof.

                 "VIKING RESTRUCTURING CHARGES": all charges to income
            and expenses incident to the Viking Restructuring
            (including, without limitation, impairment charges, transition expenses and certain related asset writedowns).

                 (c) deleting the definition of "Debt/Capitalization
      Ratio."

                 3.   AMENDMENT TO SUBSECTIONS 2.4 AND 2.4A.
      Subsections 2.4 and 2.4A of the Credit Agreement are hereby amended to read in their entirety as follows:

                 2.4 FACILITY FEE.  The Borrower agrees to pay to the
            Agent for the account of each Lender a facility fee (the "FACILITY FEE") on the amount of such Lender's Commitment for the period from and including the date of this Agreement to the Termination Date, payable quarterly in arrears on the last day of each March, June, September and December and on the Termination Date or such earlier date as the Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof. The Facility Fee will be equal to the applicable rate per annum set forth under the heading "Facility Fee Rate" in the definition of the term "Applicable Margin."

                 2.4A UTILIZATION FEE.  The Borrower agrees to pay to
            the Agent for the account of each Lender a utilization fee (the "UTILIZATION FEE") on the aggregate principal amount of the Loans outstanding for each day during which the aggregate principal amount of the Loans exceeds 66 2/3% of the Commitments, payable quarterly in arrears on the last day of each March, June, September and December and, if applicable, on the Termination Date or such later date upon which the Loans shall be paid in full. The Utilization Fee will be equal to the applicable rate per annum set forth under the heading "Utilization Fee Rate" in the definition of the term "Applicable Margin."

                 4. AMENDMENT TO SUBSECTION 6.1. Subsection 6.1 of the Credit Agreement is hereby amended to read in its entirety as follows:

                 6.1 MAINTENANCE OF CONSOLIDATED NET WORTH; LIMITATION
            ON LEVERAGE. (a) Permit at any time the sum of (i) Consolidated Net Worth plus (ii) the aggregate amount (but in no event more than $275,000,000) of Viking Restructuring Charges for the Borrower's 1996 and 1997 fiscal years to be less than the applicable Minimum Consolidated Net Worth.

                 (b) Permit the aggregate amount of Total Debt
            outstanding on the last day of any fiscal quarter to EBITDA of the Borrower and its Subsidiaries for the period of four

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       consecutive fiscal quarters then ending to exceed (i) in the case of the first two fiscal quarters of the Borrower's 1997 fiscal year, 3.00 to 1.00 or (ii) in the case of any subsequent fiscal quarter, 2.75 to 1.00.

             5. AMENDMENT TO SUBSECTION 6.4. Subsection 6.4 of the Credit Agreement is hereby amended by deleting the word "and" in subsection 6.4(d) and by adding the following paragraphs in their proper order:

             (f) the Viking Restructuring; and

             (g) the sale, in connection with a sale and leaseback transaction, of the RPS headquarters building located in the Pittsburgh, Pennsylvania area; PROVIDED that the net cash proceeds thereof shall be applied to prepay the Loans.

             6. REPRESENTATIONS AND WARRANTIES. The Borrower hereby confirms that, after giving effect to the amendments provided for herein, (i) the representations and warranties contained in Section 3 of the Credit Agreement are true and correct in all material respects on and as of the date hereof and no Default or Event of Default has occurred and is continuing and
  (ii) the Borrower has all necessary power and has taken all corporate action necessary to approve and authorize this Amendment.

             7. NO OTHER AMENDMENTS. Except as expressly amended hereby, the Credit Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

             8. COUNTERPARTS. This Amendment may be executed by the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

             9. CONDITIONS OF EFFECTIVENESS. This Amendment shall become effective on the date on which the Borrower and each of the Lenders shall have executed a counterpart of this Amendment, and the Agent shall have received confirmation of such execution and a fee payable to each Lender in an amount equal to 0.10% of such Lender's Commitment.

             10. GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED
  BY, AND SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH,
  THE LAWS OF THE STATE OF NEW YORK.

             11. COSTS AND EXPENSES. The Borrower agrees to pay all reasonable costs and expenses (including reasonable attorneys' fees) incurred by the Agent in connection with the preparation, execution and delivery of this Amendment.

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                      IN WITNESS WHEREOF, the parties hereto have caused this
         Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date set forth above.

                                         CALIBER SYSTEM, INC.


                                         By:  /s/
                                             ------------------------------
                                             Title:

                                         THE CHASE MANHATTAN BANK, as Agent and
                                         as a Lender

                                         By:
                                             -------------------------------
                                             Title:


                                         ABN-AMRO BANK N.V.

                                         By:
                                             -------------------------------
                                             Title:


                                         NATIONAL CITY BANK

                                         By:
                                             -------------------------------
                                             Title:


                                         SOCIETY NATIONAL BANK

                                         By:
                                             -------------------------------
                                             Title:


                                         BANK ONE, AKRON, N.A.


                                         By:
                                             -------------------------------
                                             Title:


                                         THE FIRST NATIONAL BANK OF CHICAGO


                                         By:
                                             -------------------------------
                                             Title: